                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-65542) and Form S-8 (Nos. 333-94851, 333-43569,
333-43571 and 33-65115) of Amerada Hess Corporation of our report dated January 30, 2001 relating to the financial statements of Triton Energy Limited, which is incorporated by reference in the Current Report on Form 8-K/A of Amerada Hess Corporation dated August 14, 2001.



                                        PricewaterhouseCoopers LLP





Dallas, Texas
October 23, 2001


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